SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A

          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
          SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934


                   MUNIHOLDINGS NEW YORK INSURED FUND II, INC.

             (Exact name of registrant as specified in its charter)



   Maryland                                            Applied For
--------------------------             -----------------------------------
 (State of incorporation                (IRS employer identification no.)
  or organization)


MuniHoldings New York                               08536
Insured Fund II, Inc.                   ----------------------------------
800 Scudders Mill Road                            (zip code)
Plainsboro, New Jersey
(Address of principal executive
 offices)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so         Name of each exchange on which each class
registered                           is to be registered
----------------------------         ------------------------------------------
Shares of Common Stock,                 New York Stock Exchange
par value $.10 per share


Securities to be registered pursuant to Section 12(g) of the Act:

None


Item 1.  Description of Registrant's Securities to be Registered.

     The section captioned "Description of Capital Stock" in the Registrant's prospectus dated September 28, 1998, forming a part of Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form N-2 (No. 333-56719) (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") on September 28, 1998, is incorporated herein by reference.

Item 2.  Exhibits.

         (I)    The following exhibits have been filed with the Commission:

                (1)    Form of Certificate for Common Stock.*

                (2) Portions of the Charter and the By-Laws of the Registrant defining the rights of holders of Common Stock**

      (II) The following exhibits are to be filed with the New York Stock Exchange only:

               (1)      Not applicable.
               (2)      Not applicable.
               (3)      Not applicable.
               (4)      (a) Charter of the Registrant.
                        (b) By-Laws of the Registrant.
               (5)  Specimen Certificate for Common Stock.
               (6)  Not applicable.



---------------------------
*    Incorporated by reference to Exhibit (d)(2) to the Registration
     Statement.

**   Incorporated by reference to Exhibit (d)(1) to the  Registration Statement.


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                                        SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                         MUNIHOLDINGS NEW YORK INSURED
                                         FUND II, INC.
                                         (Registrant)



                                          By:  /s/ Alice A. Pellegrino
                                               -----------------------
                                                Alice A. Pellegrino
                                                Secretary



September 29, 1998


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